                                                                     EXHIBIT 4.2
                             REMARKETING AGREEMENT


                                    between


                              RITE AID CORPORATION


                                      and


                          J.P. MORGAN SECURITIES INC.

                             as Remarketing Dealer

                               TABLE OF CONTENTS


                                                                    Page
                                                                    ----

Section 1.  Definitions                                               2
                                                                     --
Section 2.  Representations and Warranties                            6
                                                                     --
Section 3.  Covenants of the Company                                  7
                                                                     --
Section 4.  Appointment and Obligations of the Remarketing Dealer    10
                                                                     --
Section 5.  Fees and Expenses                                        14
                                                                     --
Section 6.  Resignation of the Remarketing Dealer                    14
                                                                     --
Section 7.  Dealing in the Drs.; Purchase of Drs. by the Company     14
                                                                     --
Section 8.  Conditions to Remarketing Dealer's Obligations           15
                                                                     --
Section 9.  Indemnification                                          18
                                                                     --
Section 10.  Termination of Remarketing Agreement                    22
                                                                     --
Section 11.  Remarketing Dealer's Performance; Duty of Care          23
                                                                     --
Section 12.  Governing Law                                           24
                                                                     --
Section 13.  Term of Agreement                                       24
                                                                     --
Section 14.  Successors and Assigns                                  24
                                                                     --
Section 15.  Headings                                                24
                                                                     --
Section 16.  Severability                                            25
                                                                     --
Section 17.  Counterparts                                            25
                                                                     --
Section 18.  Amendments; Waivers                                     25
                                                                     --
Section 19.  Notices                                                 25

     REMARKETING AGREEMENT dated as of September 22, 1998 (the "AGREEMENT") between Rite Aid Corporation, a Delaware corporation (the "COMPANY"), and J.P. Morgan Securities Inc. ("JPMSI" and, in its capacity as the remarketing dealer hereunder, the "REMARKETING DEALER").

     WHEREAS, the Company has issued $200,000,000 aggregate principal amount of its 6% Dealer remarketable securities(SM) ("DRS."(SM)) pursuant to an Indenture dated as of September 22, 1998 (the "INDENTURE"), from the Company to Harris Trust and Savings Bank, as trustee (the "TRUSTEE"); and

     WHEREAS, the Drs. are being sold initially pursuant to a Purchase Agreement dated as of September 17, 1998 (the "PURCHASE AGREEMENT") between the Company and JPMSI, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as Initial Purchasers; and

     WHEREAS, the Company has agreed in an Exchange and Registration Rights Agreement dated as of September 22, 1998 (the "REGISTRATION RIGHTS AGREEMENT") to prepare and file with the Securities and Exchange Commission (the "COMMISSION") a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "SECURITIES ACT") with respect to a proposed offer to the holders of the Drs. to issue and deliver to such holders, in exchange for the Drs., a like principal of debt securities of the Company (the "EXCHANGE DRS." and the term "Drs." shall include any Exchange Drs. that are issued) that are identical in all material respects to the Drs., except for the transfer restrictions relating to the Drs., and to use its reasonable best efforts to have such registration statement declared effective within the time period specified in the Registration Rights Agreement; such registration statement, including any amendments and supplements thereto, and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the Securities Act, or otherwise, are referred to herein as the "REGISTRATION STATEMENT"; all preliminary and final prospectuses relating to such Registration Statement used in connection with the offering of the Exchange Drs., including the documents incorporated by reference therein, are referred to herein collectively as the "PROSPECTUS"; provided that, if any new or revised prospectus shall be provided to the Remarketing Dealer by the Company for use in connection with the remarketing of the Drs. which differs from the Prospectus filed with the Commission at the time of the initial issuance of the Exchange Drs. (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Securities Act), the term "PROSPECTUS" shall

---------------
    (SM)"Dealer remarketable securities(SM)" and "Drs.(SM)" are service marks of J.P. Morgan Securities Inc.

refer to such new or revised prospectus from and after the time it is first provided to the Remarketing Dealer for such use, and "REGISTRATION STATEMENT" shall refer to the Registration Statement as deemed amended by the prospectus so provided or any new registration statement of which such prospectus is a part; and

     WHEREAS, JPMSI is prepared to act as the Remarketing Dealer with respect to the remarketing of the Drs. on October 1, 2003 (the "REMARKETING DATE") pursuant to the terms of, but subject to the conditions set forth in, this Agreement;

     NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

     Section 1.  Definitions.

     (a) The following terms have the following meanings:

     "BASE RATE" means 4.93% per annum.

     "BUSINESS DAY" means any day other than a Saturday or Sunday or other day on which banking institutions in the City of New York are authorized or obligated by law, executive order or governmental decree to be closed.

     "CALL PRICE" means, with respect to any Drs. Unavailable for Remarketing:

         (i) if the Remarketing Dealer's request for a Call Price payment is made prior to the Determination Date, the Commercially Reasonable Option Value for the Drs. Unavailable for Remarketing on the date of such request; or

         (ii) if the Remarketing Dealer's request for a Call Price payment is made on or after the Determination Date, an amount (if positive) equal to:

          Full Option Settlement Value x  Drs. Unavailable for Remarketing
          ----------------------------------------------------------------
                              Original Amount of Drs.

     where "ORIGINAL AMOUNT OF DRS." means the aggregate principal amount of the Drs. issued by the Company on the date hereof; and "FULL OPTION SETTLEMENT VALUE" equals the Dollar Price less the Original Amount of Drs.

     "COMMERCIALLY REASONABLE OPTION VALUE" means, with respect to any Drs. Unavailable for Remarketing, on any date, the amount determined by the Remarketing Dealer on such date under Section 6(e) of the ISDA Master Agreement on a "Market Quotation" basis in respect of the embedded interest rate option implicit in the Remarketing Dealer's option to purchase, at 100% of the aggregate principal amount thereof, the Drs. Unavailable for Remarketing as if a "Termination Event" had occurred on such date under such interest rate option with respect to the Company under the ISDA Master Agreement and the Company was the "Affected Party". The determination of the Commercially Reasonable Option Value shall be made using the provisions of the ISDA Master Agreement regardless of any subsequent modification to such form by the International Swaps and Derivatives Association.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by the Remarketing Dealer as having an actual maturity on the Determination Date (or the United States Treasury securities selected by the Remarketing Dealer to derive an interpolated yield to maturity on such Determination Date) comparable to the remaining term of the Drs. The United States Treasury security selected by the Remarketing Dealer will be based on the standard market convention for the benchmark used in the swap market to settle an option on the 10-year then on-the-run Treasury security.

     "COMPARABLE TREASURY PRICE" means (a) the offer price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) on the Determination Date, as set forth on Telerate Page 500, adjusted to reflect settlement on the Remarketing Date if prices quoted on Telerate Page 500 are for settlement on any date other than the Remarketing Date, or (b) if such page (or any successor page) is not displayed or does not contain such offer prices on such Business Day, then (i) the average of such Reference Treasury Dealer Quotations for such Remarketing Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations (unless there is more than one highest or lowest quotation, in which case only one such highest and/or lowest quotation shall be excluded), or (ii) if the Remarketing Dealer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. The Remarketing Dealer shall have the discretion to select the time at which the Comparable Treasury Price is determined on the Determination Date and the number of Reference Treasury Dealer Quotations to be obtained; provided such number shall not be less than three.

     "DOLLAR PRICE" means the discounted present value to the Remarketing Date of the cash flows on a bond (x) with a principal amount equal to the aggregate principal amount of the initially issued Drs., (y) maturing on the Stated Maturity Date and (z) bearing interest from the Remarketing Date, payable semi-annually (assuming a 360-day year consisting of twelve 30-day months) on the interest payment dates of the Drs. at a rate equal to the Base Rate, using a discount rate equal to the Treasury Rate.

     "DRS. UNAVAILABLE FOR REMARKETING" means any Drs. that are unavailable for any reason for remarketing by the Remarketing Dealer on the Remarketing Date (whether due to termination of this Agreement according to its terms, purchase or redemption of Drs. by the Company prior to the Remarketing Date, or otherwise).

     "ISDA MASTER AGREEMENT" means the standard form ISDA Master Agreement prepared by the International Swaps and Derivatives Association for use on the date hereof and attached hereto as Annex A.

     "REFERENCE CORPORATE DEALER" means J.P. Morgan Securities Inc. and four other leading dealers of publicly-traded debt securities of the Company acceptable to the Company and the Remarketing Dealer.

     "REFERENCE TREASURY DEALER" means a primary U.S. Government securities dealer in The City of New York (which may include the Remarketing Dealer) selected by the Remarketing Dealer.

     "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer, the offer price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) for settlement on the Remarketing Date, quoted in writing to the Remarketing Dealer by such Reference Treasury Dealer by 3:30 p.m., New York City time, on the Determination Date.

     "STATED MATURITY DATE" means October 1, 2013.

     "TELERATE PAGE 500" means the display designated as "Telerate Page 500" on Dow Jones Markets Limited (or such other page as may replace Telerate Page 500 on such service) or such other service displaying the offer prices specified in clause (a) of the definition of Comparable Treasury Price as may replace Dow Jones Markets Limited.

     "TREASURY RATE" means the annual rate equal to the semi-annual equivalent yield to maturity or interpolated (on a 30/360 day count basis) yield to maturity on the Determination Date of the Comparable Treasury Issue for value on the Remarketing Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price.

     (b) The following additional terms are defined in the following Sections:


     Defined Term                 Section
     ------------                 -------

     Commission                   Preamble
     Company                      Preamble
     Determination Date           4(d)
                                  ----
     Drs.                         Preamble
     DTC                          4(e)
                                  ----
     Exchange Act                 Preamble
     Exchange Act Documents       2(a)
                                  ----
     Indemnified Person           9(c)
                                  ----
     Indemnifying Person          9(c)
                                  ----
     Indenture                    Preamble
     Interest Rate to Maturity    4(d)
                                  ----
     Investment Grade             8(c)
                                  ----
     JPMSI                        Preamble
     Moody's                      8(c)
                                  ----
     Notification Date            4(c)
                                  ----
     Prospectus                   Preamble
     Purchase Agreement           Preamble
     Rating Agency                8(c)
                                  ----
     Registration Statement       Preamble
     Remarketing Date             Preamble
     Remarketing Dealer           Preamble
     Remarketing Materials        3(b)
                                  ----
     Representation Date          2(a)
                                  ----
     S&P                          8(c)
                                  ----
     Securities Act               Preamble
     Trustee                      Preamble



     Section 2.  Representations and Warranties.

     (a) The Company represents and warrants to the Remarketing Dealer as of the date hereof (except in the case of (viii) below), the Notification Date, the Determination Date and the Remarketing Date (each of the foregoing dates being hereinafter referred to as a "REPRESENTATION DATE"), as follows:

         (i) It has filed all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (collectively, the "EXCHANGE ACT DOCUMENTS").

         (ii) The applicable Remarketing Materials will not, as of their date or the Remarketing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (iii) The representations and warranties contained in the Purchase Agreement are true and correct with the same force and effect as though expressly made at and as of each Representation Date; except that for purposes of this Agreement, representations and warranties in the Purchase Agreement relating to the Offering Memorandum (as defined therein) shall be made with respect to such documents as deemed modified by the Exchange Act Documents, as well as any new or revised prospectus required by subsection 3(f) herein, and the date as of which such representations and warranties are made shall include each Representation Date.

         (iv) Since the respective dates as of which information is given in the Remarketing Materials or the Exchange Act Documents, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Remarketing Materials or the Exchange Act Documents. Except as set forth or contemplated in the Remarketing Materials or the Exchange Act Documents, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole.

         (v) This Agreement has been duly authorized, executed and delivered by the Company.

         (vi) The issue and sale of the Drs. and the compliance by the Company with all of the provisions of the Drs., the Indenture, this Agreement and the Registration Rights Agreement, and the consummation of the transactions herein and therein contemplated, will not (1) conflict with or result in a breach or violation by the Company of any terms or provisions of, or constitute a default by the Company under, any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or assets of the Company is subject, except, in all such cases, for such conflicts, breaches, violations or defaults as would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole, and (2) result in any violation of (A) the provisions of the Certificate of Incorporation or By-Laws of the Company or (B) any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, which order, rule or regulation is applicable to the Company; provided, however, that in the case of this clause (B), this representation, warranty and agreement shall not extend to such violations as would not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole; no consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body is required for the issue and sale of the Drs. or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement (except, on the date of this Agreement, such consents, approvals, authorizations, filings or qualifications required by the Securities Act in connection with Registration Rights and this Agreement) except such consents, approvals, authorizations, orders, registration, filings or qualifications as may be required under the state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, and except for those which, if not obtained, will not have a material adverse effect on the financial condition of the Company and its subsidiaries taken as a whole;.

         (vii) The Drs. conform on the date hereof in all material respects to the description thereof contained in the Offering Memorandum and the Drs. will conform, on the Notification Date, the Determination Date and the Remarketing Date, in all material respects to the description thereof contained in the Prospectus.

         (viii) If a new or amended Registration Statement is required pursuant to Section 3(f), no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and such Registration Statement and Prospectus comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "TRUST INDENTURE ACT") and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing representations and warranties shall not apply to that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act; the Indenture has been duly qualified under the Trust Indenture Act.

     (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to the Remarketing Dealer or to counsel for the Remarketing Dealer in connection with the remarketing of the Drs. shall be deemed a representation and warranty by the Company to the Remarketing Dealer as to the matters covered thereby.

     Section 3.  Covenants of the Company.

     The Company covenants with the Remarketing Dealer as follows:

     (a) The Company will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Remarketing Dealer of the occurrence:

         (i) at any time, of any event set forth in clause (i), (ii) or (iii) of subsection 8(c) or of any amendment of any kind to the Indenture
                   ----
     (including the Drs.); and

         (ii) on or after the Notification Date, of any event set forth in clauses (i) or (ii) of subsection 8(d).
                                       ----

     (b) The Company will furnish to the Remarketing Dealer upon request:

         (i) each Registration Statement and the Prospectus relating to the Drs. (including in each case any amendment or supplement thereto and each document incorporated therein by reference);

         (ii)   each Exchange Act Document filed after the date hereof; and

         (iii) such other information relating to the Company and the Drs. as the Remarketing Dealer may reasonably request from time to time for use in connection with the remarketing of the Drs.

The Company agrees to provide the Remarketing Dealer with as many copies of the foregoing written materials and information (collectively, the "REMARKETING MATERIALS", including in each case any document incorporated by reference therein) as the Remarketing Dealer may reasonably request for use in connection with the remarketing of Drs. and consents to the use thereof for such purpose.

     (c) If, at any time within three months of the Remarketing Date, any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the Drs. shall occur which could reasonably be expected to cause any of the Remarketing Materials to contain an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the Remarketing Dealer in writing of the circumstances and details of such event or condition.

     (d) So long as the Drs. are outstanding, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

     (e) The Company will comply with the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder so as to permit the completion of the remarketing of the Drs. as contemplated in
(i) this Agreement, (ii) the Offering Memorandum first used in connection with the original issuance of the Drs., (iii) the Prospectus first used in connection with the issuance of the Exchange Drs., and (iv) the prospectus, if any, used in connection with the remarketing.

     (f) If a new or amended Registration Statement in respect of the Drs. is in the opinion of counsel for the Remarketing Dealer or for the Company necessary to sell Drs. on an unrestricted basis on the Remarketing Date, then the Company, at its expense, will, on or before such date:

         (i) prepare and file with the Commission such amended or new Registration Statement (including a Prospectus) covering such sale of Drs. by the Remarketing Dealer, and cause such Registration Statement to become effective on or prior to the Determination Date;

         (ii) furnish to the Remarketing Dealer such number of copies of such Prospectus as the Remarketing Dealer may reasonably request;

         (iii) furnish to the Remarketing Dealer and any other securities dealer participating in the remarketing of the Drs. an officers' certificate, an opinion, including a statement as to the absence of material misstatements in or omissions from the Registration Statement and the Prospectus, of counsel to the Company reasonably satisfactory to the Remarketing Dealer and a "comfort letter" from the Company's independent accountants, in each case dated as of the Remarketing Date and in form and substance satisfactory to the Remarketing Dealer, of the same tenor as the officers' certificate, opinion and comfort letter, respectively, delivered to satisfy the closing conditions of the Purchase Agreement, but modified to relate to such new or amended Registration Statement and the Prospectus; and

         (iv) provide to the Remarketing Dealer and any other securities dealer participating in the remarketing of the Drs. the opportunity to conduct an underwriters' due diligence investigation of the Company in a scope customarily provided in connection with a public offering of the Company's debt securities.

     Furthermore, if at any time when, in the opinion of counsel for the Remarketing Dealer, a prospectus is required by the Securities Act to be delivered in connection with sales of the Drs., any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order that such Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it is necessary to amend or supplement the Prospectus to comply with law, the Company, at its expense, will promptly furnish to the Remarketing Dealer such amendments or supplements to the Prospectus as may be needed so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

     The Company agrees to reimburse the Remarketing Dealer for all of its reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred in connection with any remarketing under circumstances described in this subsection 3(f).
                             ----
     (g) The Company agrees that neither it nor any of its subsidiaries or affiliates shall purchase or otherwise acquire, or enter into any agreement to purchase or otherwise acquire, any of the Drs. on or prior to the Remarketing Date, other than (i) a repurchase of the Drs. in accordance with subsection 4(g)
----

     (h) The Company will comply with each of the covenants set forth in the Purchase Agreement and the Registration Rights Agreement.

     (i) In connection with the remarketing, the Company will arrange for the qualification of the Drs. for sale under the laws of such jurisdictions as the Remarketing Dealer may designate, and will maintain such qualifications in effect so long as required for the remarketing of the Drs.; the Company will pay all expenses in connection with such qualification, including the fees and disbursements of counsel for any dealers participating in the remarketing in connection with such qualification and in connection with blue sky and legal investment surveys; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction; and provided further that in connection therewith the Company shall not be required to qualify the Drs. for offering and sale under the securities laws of any such jurisdiction for a period in excess of nine months from the Remarketing Date.

     (j) During the five Business Day period ending on the Remarketing Date, the Company will not, without the consent of the Remarketing Dealer, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities.

     Section 4.  Appointment and Obligations of the Remarketing Dealer.

     (a) Unless this Agreement is otherwise terminated in accordance with
Section 10 hereof, the Company hereby appoints JPMSI, and JPMSI hereby accepts
        --
such appointment, in accordance with the terms but subject to the conditions of this Agreement, as the exclusive Remarketing Dealer with respect to the Drs.

     (b) The obligations of the Remarketing Dealer hereunder to purchase the tendered Drs. on the Remarketing Date, to determine the Interest Rate to Maturity pursuant to subsection 4(d) and to remarket the Drs. are conditioned on:

         (i) the issuance and delivery of such Drs. pursuant to the terms and conditions of the Purchase Agreement;

         (ii) the Remarketing Dealer's election on the Notification Date to purchase the Drs. for remarketing on the Remarketing Date and

         (iii)  the fact that the conditions set forth in Section 8 hereof shall
                                                                  -
     have been fully and completely met to the satisfaction of the Remarketing Dealer.

     (c) On a Business Day not later than five Business Days prior to the Remarketing Date (the "NOTIFICATION DATE"), the Remarketing Dealer will notify the Company and the Trustee as to whether it elects to purchase the Drs. on the Remarketing Date. If, and only if, the Remarketing Dealer so elects, the Drs. shall be subject to mandatory tender to the Remarketing Dealer for purchase and remarketing on the Remarketing Date, upon the terms and subject to the conditions described herein. The purchase price of the Drs. shall be equal to 100% of the principal amount thereof.

     (d) The Remarketing Dealer shall determine a new stated interest rate on the Drs. as of the Remarketing Date (the "INTEREST RATE TO MATURITY") on the third Business Day immediately preceding the Remarketing Date (the "DETERMINATION DATE") by soliciting by 3:30 p.m., New York City time, the Reference Corporate Dealers for firm, committed bids to purchase all outstanding Drs. at the Dollar Price, and by selecting the lowest such firm, committed bid (regardless of whether each of the Reference Corporate Dealers actually submits a bid). Each bid shall be expressed in terms of the Interest Rate to Maturity that the Drs. would bear (quoted as a spread over the Base Rate) based on the following assumptions:

         (i) the Drs. would be sold to such Reference Corporate Dealer on the Remarketing Date for settlement on the same day;

         (ii)  the Drs. would mature on the Stated Maturity Date;

         (iii) the Drs. would bear interest from the Remarketing Date at a stated rate equal to the Interest Rate to Maturity bid by such Reference Corporate Dealer, payable semi-annually on the interest payment dates for the Drs.

The Interest Rate to Maturity announced by the Remarketing Dealer as a result of such process will be quoted to the nearest one hundred-thousandth (0.00001) of one percent per annum and, absent manifest error, will be binding and conclusive upon holders of the Drs., the Company and the Trustee. Subject only to subsection 4(e), below, the Remarketing Dealer shall have the discretion to select the time, prior to 3:30 p.m., New York City time, at which the Interest Rate to Maturity is determined on the Determination Date.

     The Remarketing Dealer shall have the right in its sole discretion to either (i) remarket the Drs. for its own account or (ii) sell the Drs. to the Reference Corporate Dealer submitting the lowest firm, committed, bid pursuant to subsection 4(d). If two or more Reference Corporate Dealers submit equivalent bids which constitute the lowest firm, committed bid, the Remarketing Dealer may in its sole discretion elect to sell the Drs. to any such Reference Corporate Dealer.

     (e) If the Remarketing Dealer has elected to remarket the Drs. as provided in subsections 4(c) and 4(d), then it shall notify the Company, the Trustee and
               ---      ---
The Depository Trust Company ("DTC") by telephone, confirmed in writing (which may include facsimile or other electronic transmission), by 5:00 p.m., New York City time, on the Determination Date of the Interest Rate to

Maturity applicable to the Drs. effective from and including the Remarketing
Date.

     (f) If the Drs. are remarketed as provided herein, then, subject to
Section 8 hereof, the Remarketing Dealer will make, or cause the Trustee to make, payment to DTC by the close of business on the Remarketing Date against delivery through DTC of the tendered Drs., of the purchase price for all of the tendered Drs. The purchase price of the tendered Drs. will be equal to 100% of the principal amount thereof and shall be paid in immediately available funds.

     (g) If the Remarketing Dealer (i) does not elect to purchase the Drs. for remarketing pursuant to subsection 4(c), (ii) does not purchase Drs. because one
                                   ---
or more of the conditions in Section 8 hereof have not been fulfilled by the
                                     -
required time, or (iii) for any other reason does not remarket the Drs., then the Company shall repurchase on the Remarketing Date all then outstanding Drs. at a price equal to 100% of the principal amount of such Drs. plus all accrued interest, if any, on such Drs. to (but excluding) the Remarketing Date.

     (h) If the Remarketing Dealer has elected to remarket the Drs. on the Remarketing Date in accordance with subsection 4(c) hereof, the Company may
                                               ---
irrevocably elect to exercise its right to redeem the Drs., in whole but not in part, from the Remarketing Dealer on the Remarketing Date at the greater of (x) 100% of the aggregate principal amount of the Drs. and (y) the Dollar Price, by giving notice of such election to the Remarketing Dealer no later than

         (i)    the Business Day immediately prior to the Determination Date or

         (ii) if fewer than three Reference Corporate Dealers submit firm, committed bids in accordance with subsection 4(d) hereof, immediately after
                                                  ---
     the deadline set by the Remarketing Dealer for receiving such bids has passed.

In either such case, the Company shall pay such redemption price for the Drs. in same-day funds by wire transfer on the Remarketing Date to an account designated by the Remarketing Dealer.

     If the Company exercises its right to redeem the Drs. pursuant to clause 4(h)(ii) above, it shall promptly reimburse the Remarketing Dealer for any and
-------
all expenses (including any and all hedge losses) incurred by the Remarketing Dealer in connection with its having to break associated hedging transactions to enable the Company to exercise such redemption right. If any such broken hedges result in a profit to the Remarketing Dealer, the Remarketing Dealer shall promptly pay such profit over to the Company. The amount of any hedge losses or profits shall be determined solely by the Remarketing Dealer, on a reasonable basis.

     (i) In accordance with the terms and provisions of the Drs., the tender and settlement procedures set forth in this Section 4, shall be subject to modification without the consent of the holders of the Drs., to the extent required by DTC or, if the book-entry system is no longer available for the Drs. at the time of the remarketing, to the extent required to facilitate the tendering and remarketing of Drs. in certificated form. In addition, the Remarketing Dealer may, without the consent of the holders of the Drs., modify the settlement procedures set forth in the Indenture and/or the Drs. in order to facilitate the settlement process.

     (j) In accordance with the terms and provisions of the Drs., the Company hereby (i) agrees that at all times, it will use its best efforts to maintain the Drs. in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Drs. in book-entry form and (ii) waives any discretionary right it otherwise may have under the Indenture to cause the Drs. to be issued in certificated form.

     Section 5.  Fees and Expenses.

     Subject to subsection 3(f), the last paragraph of subsection 4(h), and
                           ---                                    ---
Section 10 hereof, the Remarketing Dealer will not receive any fees or
        --
reimbursement of expenses from the Company for its remarketing services set forth herein.

     Section 6.  Resignation of the Remarketing Dealer.

     The Remarketing Dealer may resign and be discharged from its duties and obligations hereunder at any time prior to its giving notice of its intention to remarket the Drs., such resignation to be effective ten Business Days after delivery of a written notice to the Company and the Trustee of such resignation. The Remarketing Dealer also may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective immediately, upon termination of this Agreement in accordance with subsection 10(b) hereof.
                                                                 ----
The Company shall have the right, but not the obligation, to appoint a successor Remarketing Dealer.

     Section 7.  Dealing in the Drs.; Purchase of Drs. by the Company.

     (a) JPMSI, when acting as the Remarketing Dealer or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Drs. JPMSI, as holder or beneficial owner of the Drs., may exercise any vote or join as a holder or beneficial owner, as the case may be, in any action which any holder or beneficial owner of Drs. may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Dealer, in its capacity either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

     (b) The Company may purchase Drs. in the remarketing, provided that the Interest Rate to Maturity established with respect to Drs. in the remarketing is not different from the Interest Rate to Maturity that would have been established if the Company had not purchased such Drs.

     Section 8.  Conditions to Remarketing Dealer's Obligations.

     The obligations of the Remarketing Dealer to purchase the Drs. on the Remarketing Date in accordance with the provisions of this Agreement, to determine the Interest Rate to Maturity pursuant to subsection 4(d), and to
                                                               ---
remarket the Drs. have been undertaken in reliance on, and are subject to, the following conditions:

     (a) the due performance in all material respects by the Company of its obligations and agreements as set forth in this Agreement and the accuracy of the representations and warranties in this Agreement and any certificate delivered pursuant hereto;

     (b) the due performance in all material respects by the Company of its obligations and agreements set forth in, and the accuracy as of the dates specified therein of the representations and warranties contained in, the Purchase Agreement;

     (c) none of the following events shall have occurred at any time on or prior to the Remarketing Date:

         (i) the Drs. shall cease to be rated Investment Grade by each of the Rating Agencies at any time; for purposes of the foregoing, "RATING AGENCY" shall mean Standard & Poor's Corporation and its successors ("S&P") and Moody's Investor's Services, Inc. and its successors ("MOODY'S"); and "INVESTMENT GRADE" shall mean that the Company's long-term, unsecured debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's;

         (ii) an Event of Default (as defined in the Indenture), or any event which, with the giving of notice or passage of time, or both, would constitute an Event of Default thereunder, with respect to the Drs. shall have occurred and be continuing;

         (iii) without the prior written consent of the Remarketing Dealer, the Indenture (including the Drs.) shall have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof, that in either case in the judgment of the Remarketing Dealer materially changes the nature of the Drs. or the remarketing procedures;

     (d) none of the following events shall have occurred after the Remarketing Dealer elects on the Notification Date to purchase the Drs.:

         (i) there shall have occurred any downgrading in the rating accorded the Company's debt securities by either the Standard & Poor's Corporation or Moody's Investors Service, Inc., any threat shall have been made of such downgrading or of placing the Company under special surveillance by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), any notice shall have been given of any intended or potential downgrading in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; or the Company shall have knowledge of any facts or circumstances that are likely to cause such downgrading, threatened downgrading or the placing of the Company under special surveillance;

         (ii) trading of any securities of, or guaranteed by, the Company shall have been suspended on any exchange or in any over-the-counter market;

         (iii) a material adverse change in the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, the effect of which is such as to make it, in the judgment of the Remarketing Dealer, impracticable or inadvisable to remarket the Drs. or to enforce contracts for the sale of the Drs.;

         (iv) if a prospectus is required under the Securities Act to be delivered in connection with the remarketing of the Drs., the Company shall fail to furnish to the Remarketing Dealer on the Remarketing Date the officers' certificate, opinion and comfort letter referred to in subsection 3(f) of this Agreement and such other documents and opinions as Davis Polk
     ---
     & Wardwell, as special counsel for the Remarketing Dealer may reasonably require for the purpose of enabling such counsel to pass upon the sale of Drs. in the remarketing as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained;

         (v) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; or a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities;

         (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Remarketing Dealer, is material and adverse and which, in the judgment of the Remarketing Dealer, makes it impracticable to remarket the Drs. or to enforce contracts for the sale of the Drs.;

         (vii) the Treasury Rate used to determine the Dollar Price on the Determination Date exceeds the Base Rate; or

         (viii) the Remarketing Dealer shall not have received by the required time on the Determination Date any firm, committed bids to purchase all of the Drs. in accordance with subsection 4(d) hereof;
                                            ---

     (e) the Remarketing Dealer shall have received (as soon as practicable following notification by the Remarketing Dealer to the Company on the Notification Date of its election to purchase the Drs. and in any event prior to the Determination Date) a certificate of any of the Chief Financial Officer, the Treasurer, or the Controller of the Company, satisfactory to the Remarketing Dealer, dated as of the Notification Date, to the following effect:

         (i) the Company has, prior to the Remarketing Dealer's election on the Notification Date to remarket the Drs., provided the Remarketing Dealer with notice of all events as required under subsection 3(a) of this
                                                            ---
     Agreement;

         (ii) the representations and warranties in this Agreement are true and correct at and as of the Notification Date; and

         (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Notification Date; and

     (f) the Remarketing Dealer shall have received on the Remarketing Date a certificate of any of the Chief Financial Officer, the Treasurer or the Controller of the Company, satisfactory to the Remarketing Dealer, dated as of the Remarketing Date, to the following effect:

         (i) the representations and warranties in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Remarketing Date;

         (ii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Remarketing Date;

         (iii) no material adverse change, or any development involving a prospective material adverse change in the financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, shall have occurred since the date of the most recent financial statements of the Company filed with the Commission; and

         (iv)   the conditions specified in clauses 8(c)(i), 8(c)(ii), 8(d)(i)
                                                    -------  --------  -------
     and 8(d)(ii) of this Agreement have been satisfied.
         --------

     Section 9.  Indemnification.

     (a) The Company agrees to indemnify and hold harmless the Remarketing Dealer and each person, if any, who controls the Remarketing Dealer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted):

         (i) arising out of the failure to have an effective registration statement under the Securities Act relating to the Drs., if required, or the failure to satisfy the prospectus delivery requirements of the Securities Act because the Company failed to notify the Remarketing Dealer of such delivery requirement or failed to provide the Remarketing Dealer with a prospectus for delivery,

         (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Remarketing Dealer furnished to the Company in writing by the Remarketing Dealer expressly for use therein,

         (iii) caused by any violation by the Company of, or any failure by the Company to perform any of its obligations under, this Agreement, or

         (iv) caused by the acts or omissions of the Remarketing Dealer in connection with its duties and obligations hereunder, except to the extent finally judicially determined to be due primarily to its gross negligence or willful misconduct.

     (b) The Remarketing Dealer agrees to indemnify and hold harmless the Company, its directors and its officers and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Remarketing Dealer in subsection 9(a)(ii) of this Agreement, but only with
                                     --------
reference to information relating to such Remarketing Dealer furnished to the Company in writing by such Remarketing Dealer expressly for use in any of the Remarketing Materials.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless

         (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary,

         (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or

         (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the

     Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Remarketing Dealer and its directors and officers shall be designated in writing by it and any such separate firm for the Company, its directors and its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indem nifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indem nifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

     (d) Notwithstanding the foregoing subsection 9(c), if at any time an
                                                  ----
Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by such subsection 9(c), the Indemnifying Person agrees that it shall be liable for any
           ----
settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that were or could have been raised by the plaintiff in such proceeding.

     (e) If the indemnification provided for in subsections 9(a) and 9(b) is
                                                            ----     ----
unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Remarketing Dealer, on the other, from the remarketing of the Drs. or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause

(i) above but also the relative fault of the Company, on the one hand, and the Remarketing Dealer, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Remarketing Dealer, on the other, shall be deemed to be in the same respective proportions as the aggregate principal amount of the Drs. bears to the amount, if any, by which the price at which the Drs. are sold by the Remarketing Dealer in the remarketing exceeds the price paid by the Remarketing Dealer for the Drs. tendered on the Remarketing Date. The relative fault of the Company on the one hand and the Remarketing Dealer on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Remarketing Dealer and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (f) The Company and the Remarketing Dealer agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro
                                                       -
rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

     (g) Notwithstanding the provisions of this Section 9, in no event shall
                                                        -
the Remarketing Dealer be required to contribute any amount in excess of the amount by which the total price at which the Drs. remarketed by it and distributed to the public were offered to the public exceeds the amount of any damages that such Remarketing Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit
                                      -
any rights or remedies which may otherwise be available to any indemnified party at law of in equity.

     (h) The indemnity and contribution agreements contained in this Section 9
                                                                             -
and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement and (ii) any investigation made by or on behalf of the Remarketing Dealer or any person controlling the Remarketing Dealer or by or on behalf of the Company, its officers or directors or any other person controlling the Company.

     Section 10.  Termination of Remarketing Agreement.

     (a) This Agreement shall terminate as to the Remarketing Dealer on the earliest of

         (i) the effective date of the resignation of the Remarketing Dealer pursuant to Section 6 hereof;
                         -

         (ii) the occurrence of any event described in clause (i) or (ii) of subsection 4(g) hereof; or
                ----

         (iii) the date the Company gives notice of its intention to redeem all of the outstanding Drs. in accordance with subsection 4(h);
                                                               ----


     (b) In addition, the Remarketing Dealer may terminate all of its obligations under this Agreement immediately by notifying the Company and the Trustee of its election to do so, at any time on or before the Remarketing Date, if:

         (i) any of the conditions referred to or set forth in subsection 8(a) or (b) hereof have not been met or satisfied in full or any of the events set forth in subsection 8(c) or 8(d) shall have occurred; or
                                    ----    ----

         (ii) the Remarketing Dealer determines, in its sole discretion, after consultation with the Company, that there is material, non-public information about the Company that is not available to the Remarketing Dealer which is necessary for it to fulfill its obligations under this Agreement.

     (c) If this Agreement is terminated pursuant to this Section 10, such
                                                                  --
termination shall be without liability of any party to any other party, except that, in the case of a termination resulting from a failure to observe the conditions set forth in subsections 8(a) or 8(b), or the occurrence of any of
                                    ----    ----
the events set forth in subsection 8(c) or clauses 8(d)(i) through 8(d)(iv), the
                                   ----            -------         --------
Company shall reimburse the Remarketing Dealer for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Remarketing Dealer. Section 9 and subsections 3(f), 4(h), 10(c) and 10(d)
                                                  ----  ----  -----     -----
shall survive such termination and remain in full force and effect.

     (d) Upon:

         (i)     the termination of this Agreement pursuant to subsection 10(b)
                                                                          -----
(except as a result of an event described in subsection 8(d)(vii)); or
                                                        ---------

         (ii) a repurchase by the Company of any Drs. due to a failure by the holder thereof to deliver the Drs. to the Remarketing Dealer against payment therefor in connection with a mandatory tender;

then, upon the request of the Remarketing Dealer, the Company shall pay to the Remarketing Dealer, in same-day funds by wire transfer to an account designated by the Remarketing Dealer, the Call Price in respect of the Drs. that have become Drs. Unavailable for Remarketing as result of clause (i) or (ii) above. The Call Price for any Drs. Unavailable for Remarketing shall be paid as soon as practicable after the Remarketing Dealer has determined the Call Price and notified the Company of the Call Price, but in any case no later than the earlier of (x) three Business Days after written notification to the Company and
(y) the Remarketing Date.

     The Remarketing Dealer shall promptly notify the Company of the Call Price for any Drs. Unavailable for Remarketing by telephone, confirmed in writing (which may include facsimile or other electronic transmission). The Call Price, absent manifest error, shall be binding and conclusive upon the parties hereto.

     (e) This Agreement shall not be subject to termination by the Company.

     Section 11.  Remarketing Dealer's Performance; Duty of Care.

     The duties and obligations of the Remarketing Dealer shall be determined solely by the express provisions of this Agreement and the Indenture. No implied covenants or obligations of or against the Remarketing Dealer shall be read into this Agreement or the Indenture. In the absence of bad faith on the part of the Remarketing Dealer, the Remarketing Dealer may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement and the Indenture, as to the truth of the statements expressed in any of such documents. The Remarketing Dealer shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Dealer shall incur no liability to the Company or to any beneficial owner or holder of Drs. in its individual capacity or as Remarketing Dealer for any action or failure to act in connection with the remarketing or otherwise, except to the extent finally judicially determined to be due primarily to its gross negligence or willful misconduct.

     Section 12.  Governing Law.

     This agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     Section 13.  Term of Agreement.

     Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the earlier of the first day thereafter on which no Drs. are outstanding or the completion of the remarketing of the Drs.

     Regardless of any termination of this Agreement pursuant to any of the provisions hereof, the obligations of the Company pursuant to Section 9 and
                                                                      -
subsections 3(f), 4(h), 10(c) and 10(d) hereof shall remain operative and in
            ----  ----  -----     -----
full force and effect until fully satisfied.

     Section 14.  Successors and Assigns.

     The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Dealer. The rights and obligations of the Remarketing Dealer hereunder may not be assigned or delegated to any other person (other than an affiliate of the Remarketing Dealer) without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Remarketing Dealer and their respective successors and assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling the Remarketing Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any other indemnified party to the extent provided in Section 9
                                                                              -
hereof. The terms "successors" and "assigns" shall not include any purchaser of any Drs. merely because of such purchase.

     Section 15.  Headings.

     Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

     Section 16.  Severability.

     If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

     Section 17.  Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     Section 18.  Amendments; Waivers.

     This Agreement may be amended or portions thereof may be waived by any instrument in writing signed by each of the parties hereto so long as this Agreement as amended or the provisions as so waived are not inconsistent with the Indenture in effect as of the date of any such amendment or waiver.

     Section 19.  Notices.

     Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing (which may include facsimile or other electronic transmission) and shall be deemed to have been validly given or made when delivered or, if earlier, three days after it was mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

     (a) to the Company:

          Rite Aid Corporation
          30 Hunter Lane
          Camp Hill, Pennsylvania 17011
          Attention: Chief Financial Officer
          Facsimile No.: 717-975-3764

          copy to: General Counsel
          Facsimile No.: 717-760-7867

     (b) to JPMSI:

          J.P. Morgan Securities Inc.
          60 Wall Street
          New York, New York 10260
          Attention:  Syndicate Department
          Facsimile No.:  (212) 648-5909

or to such other address as the Company or the Remarketing Dealer shall specify in writing.

     IN WITNESS WHEREOF, each of the Company and the Remarketing Dealer has caused this Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.


                         RITE AID CORPORATION


                         By /s/ Frank M. Bergonzi
                           -------------------------
                           Name:  Frank Bergonzi
                           Title:  Exec. V.P. & CFO


                         J.P. MORGAN SECURITIES INC.


                         By /s/ John E. Simmons
                           -------------------------------------
                           Name: John E. Simmons
                           Title: V.P.